Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including additional amendments thereto) with respect to the common stock, no par value, of Schmitt Industries, Inc., an Oregon corporation. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: October 22, 2018

SENTENTIA GROUP, LP

By:	Sententia Capital Management, LLC, its general partner

By:	/s/ Michael R. Zapata
	Name:	Michael R. Zapata
	Title:	Managing Member

SENTENTIA CAPITAL MANAGEMENT, LLC

By:	/s/ Michael R. Zapata
	Name:	Michael R. Zapata
	Title:	Managing Member

/s/ Michael R. Zapata
Michael R. Zapata